N-SAR Exhibit: Sub-item 77D(a) and (g)
Legg Mason Partners Equity Trust
ClearBridge Variable Dividend Strategy
Fund

In response to Sub-Item 77(D)(a) and (g), the Registrant incorporates by reference the supplement to the fund?s prospectus and Statement of Additional Information as filed with the Securities and Exchange
Commission pursuant to Rule 497(c) of the Securities Act of 1933 on February 19, 2015
(Accession No. 0001193125-15-053806).
The Registrant also incorporates by
reference Post-Effective Amendment No.
340 to Form N-1A filed on April 20, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-
137796).